Exhibit 23(a)



                                     DRAFT




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Roslyn Bancorp, Inc.:


We consent to incorporation by reference in the registration statement (No. 333-______) on Form S-3 of Roslyn Bancorp, Inc. of our report dated January 18, 2001, relating to the consolidated statements of financial condition as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report is included in the 2000 Annual Report to Stockholders of Roslyn Bancorp, Inc. and has been incorporated by reference in the December 31, 2000 Annual Report on Form 10-K of Roslyn Bancorp, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.




Melville, New York
August __, 2001.

                             ROSLYN BANCORP, INC.


                              Consent on Form S-3
                            (Dated August __, 2001)

                          December 31, 2000 and 1999

                            Report dept. # L-02449